Exhibit 4.1

See Transfer Restrictions on Reverse Side

No. SPECIMEN	SPECIMEN Shares

BOWMAN CONSULTING GROUP LTD.

Incorporated Under the Laws of the State of Delaware

Common Stock, $0.01 Par Value Per Share, Cusip No. 103002 101

THIS CERTIFIES THAT **Specimen** is the owner of **SPECIMEN (SPECIMEN)** fully paid and nonassessable shares of Common Stock, $0.01 Par Value Per Share, of Bowman Consulting Group Ltd. transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and amendments thereto filed or to be filed or recorded in the office of the Secretary of the State of Delaware and to the provisions of the By-Laws of the Corporation as now or hereafter amended.

WITNESS the signatures of the duly authorized officers of Bowman Consulting Group Ltd.

Dated: _____________

President	Secretary

A-1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

For value received, __________________________ hereby sells, assigns and transfers unto __________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated _______________________________________________
Shareholder
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OR ANY SUCCESSOR RULE).